Exhibit 10.10.1 to 2006 10-K

AMENDMENT TO

CONVERGYS CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

The Convergys Corporation Supplemental Executive Retirement Plan (the “Plan”) is hereby amended, effective as of January 1, 2007, in the following respect.

The first sentence of Section 4.1 is amended to read as follows:

4.1 If a Senior Manager who has attained age 55 and completed at least 10 Years of Service ceases to be an Employee for any reason (other than his death), he shall be entitled to receive a monthly benefit, commencing on the day next following the date he ceases to be an Employee and payable for his life, equal to the result obtained (not less than zero) by subtracting (a) his Pension Benefit from (b) either (i) 55% of his Average Monthly Compensation, in the case of a Senior Manager who has attained age 55 and completed at least 10 years of service as of December 31, 2006 or (ii) 50% of his Average Monthly Compensation, in the case of all other Senior Managers.

IN WITNESS WHEREOF, Convergys Corporation has caused its name to be subscribed this 2nd day of January, 2007.

CONVERGYS CORPORATION

/s/ Connie Vogt
By:	Connie Vogt
Title:	Acting Secretary, Compensation and Benefits Committee